                                                                   EXHIBIT 99.1



FOR IMMEDIATE RELEASE

DATE:     July 31, 2008
CONTACT:  Joseph F. Conners
          Executive Vice President and Chief Financial Officer
PHONE:    (215) 864-6000

BENEFICIAL MUTUAL BANCORP, INC. ANNOUNCES SECOND QUARTER 2008 RESULTS

PHILADELPHIA, PENNSYLVANIA, July 31, 2008 -- Beneficial Mutual Bancorp, Inc. (the "Company") (NASDAQGS: BNCL), the parent company of Beneficial Bank (the "Bank"), today announced its financial results for the second quarter of 2008.

Net income for the three months ended June 30, 2008 was $9.1 million, an increase of $3.0 million from the $6.1 million earned in the first quarter of 2008. Earnings per share for the second quarter of 2008 were $0.11, compared to earnings per share of $0.08 for the first quarter of 2008. During the second quarter, the Company recorded a non-recurring curtailment gain of $7.3 million related to pension plan modifications. The after-tax impact of this curtailment gain was $4.7 million, or $0.06 per share.

The Company recorded a $2.3 million provision for loan losses during the quarter, and incurred an impairment charge of $0.5 million related to the value of certain common equity securities deemed to be other-than-temporarily impaired.

In July 2007, the Company completed its initial public offering and acquired FMS Financial Corporation ("FMS"), the parent company of Farmers & Mechanics Bank of Burlington, New Jersey, which resulted in significant changes to the Company's balance sheet and income statement from the prior year period.

"Beneficial's capital strength, asset quality and liquidity continue to provide a substantial platform supporting sustained growth in loans and deposits," said Gerard Cuddy, the Company's President and CEO. "Based on our success in building commercial loans and in light of overall economic conditions, we've prudently increased our allowance for loan losses while maintaining the quality of our loan portfolio through disciplined underwriting and proactive portfolio management. We continue to focus our entire team on customer service, increased market share and profitability."

Highlights for the quarter included:

        o Deposits increased $47.0 million, or 1.8%, during the quarter to $2.6 billion at June 30, 2008, and total loans outstanding grew by $77.9 million, or 3.6%, to $2.2 billion.

        o Net interest income increased by $0.9 million, or 3.5%, to $28.1 million for the quarter ended June 30, 2008. The Company's net interest margin increased one basis point during the quarter to 3.31%.

        o The Company froze the Bank's defined benefit pension plan as well as the defined benefit pension plan it assumed in connection with its acquisition of Farmers & Mechanics Bank, effective June 30, 2008, which resulted in a curtailment gain of $7.3 million. Additionally the Company has enhanced its 401(k) Plan and combined it with its recently adopted Employee Stock Ownership Plan to fund employer contributions.

Balance Sheet
-------------

Total assets increased $49.2 million, or 1.3%, to $3.7 billion at June 30, 2008. The increase in total assets resulted primarily from an increase in total loans outstanding of $77.9 million, which was partially offset by a decrease in investment securities of $26.6 million from March 31, 2008. Total deposits increased $47.0 million, or 1.8% from March 31, 2008 to $2.6 billion at June 30, 2008.

At June 30, 2008, the Company's stockholders' equity equaled $617.6 million, or 16.5% of total assets, compared to stockholder's equity of $613.8 million, or 16.6% of total assets at March 31, 2008.

Asset Quality
-------------

The Bank does not originate subprime loans, which are defined as mortgage loans advanced to borrowers who do not qualify for market interest rates because of problems with their credit history.

Net charge-offs for the three-month period ended June 30, 2008 were $0.3 million, compared to the $3.1 million reported for the three-month period ended March 31, 2008. Net charge-offs during the first quarter resulted primarily from the charge-off of a single loan to an affiliate of a Philadelphia-based development company that filed for Chapter 11 bankruptcy in June 2007. The full amount of this loan was reserved for in the fourth quarter of 2007. Non-performing loans increased to $15.7 million, or 0.4% of total assets, at June 30, 2008, compared to $13.5 million, or 0.4% of total assets at March 31, 2008.

The Bank recorded a provision for loan losses of $2.3 million during the three months ended June 30, 2008 compared to $0.3 million during the three months ended March 31, 2008. The allowance for loan losses at June 30, 2008 totaled $22.5 million, or 1.01%, of total loans outstanding, compared to $20.6 million, or 0.95% of total loans outstanding at March 31, 2008.

The increase in the provision was due primarily to a risk assessment regarding general economic conditions along with the increase in commercial loans outstanding. The allowance for loan losses at June 30, 2008 represents management's estimate of the level necessary to cover inherent losses in the loan portfolio. Overall, the quality of the loan portfolio has remained strong.

Net Interest Income
-------------------

The Company's net interest income increased $0.9 million, or 3.5%, to $28.1 million for the three months ended June 30, 2008, primarily due to a decrease in interest expense related to time deposits. The net interest margin was 3.31% for the three months ended June 30, 2008, a one basis point increase from the quarter ended March 31, 2008.

Non-interest Income
-------------------

Non-interest income declined to $5.9 million for the three months ended June 30, 2008, down $1.4 million from the $7.3 million recorded for the first quarter of 2008. The decrease in non-interest income was primarily due to the cyclical nature of insurance commission revenue, coupled with the impairment charge of $0.5 million related to the value of certain common equity securities in the available-for-sale investment portfolio.

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
Non-interest Expense
--------------------

Non-interest expense was $18.6 million for the three months ended June 30, 2008, down $7.3 million, or 28.0%, from $25.9 million for the first quarter of 2008. This decrease in expense is primarily the result of the pension curtailment gain recorded in the second quarter.

About Beneficial Mutual Bancorp
-------------------------------

The Company is a community-based, diversified financial services company providing consumer and commercial banking services. Its principal subsidiary, Beneficial Bank, has served individuals and businesses in the Delaware Valley area for more than 150 years. The Bank is the oldest and largest bank headquartered in Philadelphia, Pennsylvania with 72 offices in the greater Philadelphia and Southern New Jersey regions. Insurance services are offered through Beneficial Insurance Services, LLC and wealth management services are offered through Beneficial Advisors, LLC, both wholly owned subsidiaries of the Bank. For more information about the Bank and the Company, please visit www.thebeneficial.com.

Forward Looking Statements
--------------------------

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of the Company's loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

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
BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                      JUNE 30,         MARCH 31,       DECEMBER 31,       JUNE 30,
                                                                       2008              2008             2007             2007
                                                                   -------------     -------------     ------------      ----------
ASSETS:
  Cash and Cash Equivalents:
     Cash and due from banks                                         $   46,373       $   46,061        $   53,545       $   20,348
     Interest-bearing deposits                                              238            4,650             4,782            3,518
     Federal funds sold                                                     131                -                 -           71,512
                                                                   ------------     ------------      ------------     ------------
               Total cash and cash equivalents                           46,742           50,711            58,327           95,378

  Investment Securities:
     Available-for-sale (amortized cost of $1,050,513,
       $1,052,459, $938,835 and $592,508 at June 30 and
       March 31, 2008, December 31, and June 30, 2007,
       respectively)                                                  1,041,424        1,062,297           949,795          585,297
     Held-to-maturity (estimated fair value of $87,311,
       $93,412, $111,127 and $117,043 at June 30 and March 31,
       2008, December 31 and June 30, 2007, respectively)                88,159           92,903           111,986          120,710
     Federal Home Loan Bank stock, at cost                               22,112           23,086            18,814           13,717
                                                                   ------------     ------------      ------------     ------------
               Total investment securities                            1,151,695        1,178,286         1,080,595          719,724
                                                                   ------------     ------------      ------------     ------------

  Loans:                                                              2,234,252        2,156,313         2,120,922        1,632,639
     Allowance for loan losses                                          (22,539)         (20,580)          (23,341)         (17,238)
                                                                   ------------     ------------      ------------     ------------
               Net loans                                              2,211,713        2,135,733         2,097,581        1,615,401

  Accrued Interest Receivable                                            16,265           17,224            18,089           11,526

  Bank Premises and Equipment, net                                       78,192           77,602            79,027           35,500

  Other Assets:
     Goodwill                                                           110,440          110,214           110,335            6,679
     Bank owned life insurance                                           30,117           29,758            29,405           28,698
     Other intangibles                                                   25,799           27,452            29,199            1,785
     Other assets                                                        76,969           71,729            55,260           65,574
                                                                   ------------     ------------      ------------     ------------
               Total other assets                                       243,325          239,153           224,199          102,736
                                                                   ------------     ------------      ------------     ------------

Total Assets                                                         $3,747,932       $3,698,709        $3,557,818       $2,580,265
                                                                   ============     ============      ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Liabilities:
     Deposits:
          Non-interest bearing deposits                               $ 228,531       $  243,179        $  242,351       $   89,689
          Interest bearing deposits                                   2,372,797        2,311,199         2,222,812        1,522,997
                                                                   ------------     ------------      ------------     ------------
               Total deposits                                         2,601,328        2,554,378         2,465,163        1,612,686
          Borrowed funds                                                471,788          461,080           407,122          232,746
          Other liabilities                                              57,238           69,454            65,736          452,423
                                                                   ------------     ------------      ------------     ------------
               Total liabilities                                      3,130,354        3,084,912         2,938,021        2,297,855
                                                                   ------------     ------------      ------------     ------------

Commitments and Contingencies

  Stockholders' Equity:
     Preferred Stock - $.01 par value, 100,000,000 shares
        authorized, none issued or outstanding as of June 30
        and March 31, 2008 and December 31 and June 30, 2007                  -                -                 -                -
     Common Stock - $.01 par value, 300,000,000 shares
        authorized, 82,264,457 shares issued and outstanding
        as of June 30, 2008, March 31, 2008 and December 31,
        2007; $1.00 par value, 100,000 authorized, 100 shares
        issued and outstanding as of June 30, 2007                          823              823               823                -
     Additional paid-in capital                                         360,156          360,108           360,126                -
     Unearned common stock held by employee stock ownership
        plan                                                            (29,829)         (30,232)          (30,635)               -
     Retained earnings (partially restricted)                           294,723          285,621           291,360          296,568
     Accumulated other comprehensive loss, net                           (8,295)          (2,523)           (1,877)         (14,158)
                                                                   ------------     ------------      ------------     ------------
               Total stockholders' equity                               617,578          613,797           619,797          282,410
                                                                   ------------     ------------      ------------     ------------

Total Liabilities and Stockholders' Equity                           $3,747,932       $3,698,709        $3,557,818       $2,580,265
                                                                   ============     ============      ============     ============

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
BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         FOR THE THREE MONTHS ENDED           FOR THE SIX MONTHS ENDED
                                                                    JUNE 30,                           JUNE 30,
                                                             2008             2007               2008            2007
                                                       --------------    -------------     -------------    -------------
INTEREST INCOME:
  Interest and fees on loans                              $   32,698       $   25,875        $   65,193       $   51,641

  Interest on federal funds sold                                 146              280               507              292

  Interest and dividends on investment securities:
     Taxable                                                  14,657            5,805            29,676           11,161
     Tax-exempt                                                  369              248               736              495
                                                       --------------    -------------     -------------    -------------
                    Total interest income                     47,870           32,208            96,112           63,589
                                                       --------------    -------------     -------------    -------------

INTEREST EXPENSE:
  Interest on deposits:
     Interest bearing checking accounts                        1,235              478             2,521              901
     Money market and savings deposits                         3,664            2,904             7,421            5,573
     Time deposits                                            10,082            8,888            21,228           18,083
                                                       --------------    -------------     -------------    -------------
               Total                                          14,981           12,270            31,170           24,557

  Interest on borrowed funds                                   4,832            3,412             9,766            7,119
                                                       --------------    -------------     -------------    -------------

                     Total interest expense                   19,813           15,682            40,936           31,676
                                                       --------------    -------------     -------------    -------------

Net interest income                                           28,057           16,526            55,176           31,913

Provision for loan losses                                      2,300                0             2,600              300
                                                       --------------    -------------     -------------    -------------

Net Interest Income After Provision for Loan Losses
                                                              25,757           16,526            52,576           31,613
                                                       --------------    -------------     -------------    -------------

NON-INTEREST INCOME:
     Insurance commission and related income                   1,876              938             5,141            2,134
     Service charges and other income                          4,388            1,385             8,330            2,721
     Impairment charge on securities
       available-for-sale                                       (473)               -              (473)               -
    Net gain on sale of investment securities
       available for sale                                        143              367               271              679
                                                       --------------    -------------     -------------    -------------
                Total non-interest income                      5,934            2,690            13,269            5,534
                                                       --------------    -------------     -------------    -------------
NON-INTEREST EXPENSE:
     Salaries and employee benefits                           13,157            9,267            26,150           18,390

     Pension curtailment gain                                 (7,289)               -            (7,289)               -
     Occupancy                                                 2,812            2,034             5,758            3,994
     Depreciation, amortization and maintenance                2,047            1,406             4,022            2,754
     Advertising                                               1,214            1,041             2,325            1,727
     Amortization of intangible                                1,654               84             3,400              172
     Other                                                     5,045            3,247            10,166            6,024
                                                       --------------    -------------     -------------    -------------
               Total non-interest expense                     18,640           17,079            44,532           33,061
                                                       --------------    -------------     -------------    -------------

Income before income taxes                                    13,051            2,137            21,313            4,086
                                                       --------------    -------------     -------------    -------------

Income tax expense                                             3,950              225             6,150              425
                                                       --------------    -------------     -------------    -------------

NET INCOME                                                    $9,101           $1,912           $15,163           $3,661
                                                       --------------    -------------     -------------    -------------

EARNINGS PER  SHARE - Basic and Diluted                        $0.11            $0.04             $0.19            $0.08
                                                       --------------    -------------     -------------    -------------

Average common shares outstanding - Basic and Diluted     79,255,114       45,792,775        79,235,030       45,792,775

Earnings per share information for June 30, 2007 is calculated by giving retroactive application to the weighted average number of mutual holding company shares outstanding (45,792,775) on the July 13, 2007 closing date of the Company's minority stock offering.

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
BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY
(DOLLARS IN THOUSANDS)


                                                       JUNE 30,         MARCH 31,           DECEMBER 31,         JUNE 30,
                                                        2008               2008                 2007               2007
                                                      ----------        ----------          ------------        ----------
ASSET QUALITY INDICATORS:
  Non-performing assets:
       Non-accruing loans                                $ 3,406           $ 2,573             $ 7,685             $ 7,203

       Accruing loans past due 90 days or more            12,284            10,918               8,626               4,911
                                                      ----------        ----------           ---------          ----------
Total non-performing loans
                                                          15,690            13,491              16,311              12,114

Real estate owned                                          7,439             5,561               4,797               2,773
                                                      ----------        ----------           ---------          ----------

             Total non-performing assets                 $23,129           $19,052             $21,108             $14,887
                                                      ==========        ==========           =========          ==========

ASSET QUALITY RATIOS:

Non-performing loans to total loans                         0.70%             0.63%               0.77%               0.74%

Non-performing loans to total assets                        0.42%             0.36%               0.46%               0.47%

Non-performing assets to total assets                       0.62%             0.52%               0.59%               0.58%

Non-performing assets less  accruing loans
   Past due 90 or more to total assets                      0.29%             0.22%               0.35%               0.39%


                                                  FOR THE THREE MONTHS ENDED               FOR THE SIX MONTHS ENDED
                                                           JUNE 30,                                JUNE 30,

                                                     2008            2007                   2008              2007
                                                 -------------    ------------         ---------------    --------------
     PERFORMANCE RATIOS:
     (ANNUALIZED)
     Return on average assets                           0.98%           0.32%                   0.82%             0.32%
     Return on average equity                           5.98%           2.72%                   4.91%             2.62%
     Net interest margin                                3.31%           3.02%                   3.30%             2.94%


                                                   JUNE 30,        MARCH 31,            DECEMBER 31,        JUNE 30,
                                                     2008            2008                   2007              2007
                                                 -------------    ------------         ---------------    --------------
     OTHER:
     EMPLOYEES (FULL-TIME EQUIVALENTS)               862              864                   877                563